EXHIBIT 21

                   SUBSIDIARIES OF EDISON CONTROL CORPORATION

                                STATE OF                  TRADE
NAME                          INCORPORATION               NAMES
----                          -------------               -----

Construction Forms, Inc.        Wisconsin       CF, ConForms, Construction
                                                Forms, CF Pipejoint, ConForms
                                                Europe, UTI, UT, Ultra Tech,
                                                GC, Gilco, Gilson, ConForms Asia

JABCO, LLC                      Wisconsin       JABCO